EXHIBIT 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER UNDER SECTION 906 OF THE
SARBANES OXLEY ACT OF 2002, 18 U.S.C. § 1350

In connection with the Quarterly Report of Frank’s International N.V. (the “Company”) on Form 10-Q for the period ended June 30, 2014 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, D. Keith Mosing, Chief Executive Officer and President of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of this Sarbanes Oxley Act of 2002, that, to my knowledge:

1.	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

August 8, 2014	/s/ D. Keith Mosing
D. Keith Mosing
Chief Executive Officer and President